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                                                                    Exhibit 10.8

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS NOTE IS SUBJECT TO CERTAIN SUBORDINATION PROVISIONS SET FORTH IN SECTION 3 HEREIN. THIS NOTE WAS ORIGINALLY ISSUED ON AUGUST 31, 1994, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS ON TRANSFER SPECIFIED IN THE STOCKHOLDERS AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG THE ISSUER HEREOF (THE "COMPANY"), THE INITIAL HOLDER HEREOF AND OTHERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.


                                 SUBORDINATED
                                PROMISSORY NOTE
                                ---------------


August 31, 1994                                                        $200,000


          MC Holding Corp., a Delaware corporation (the "Company") hereby promises to pay to the order of J2R Corporation, a Delaware corporation, or its permitted assigns (the "Holder") the principal amount of Two Hundred Thousand Dollars ($200,000), together with interest thereon calculated from the date hereof in accordance with the provisions of this Note. Certain defined terms used herein are set forth in Section 5 hereof. To the extent this Note (this "Note") is hereafter divided into two or more Notes, this Note and all other such Notes are collectively referred to as the "Notes."

          1. Payment of Interest. Interest shall accrue at the rate of six and ninety-three one-hundredths percent (6.93%) per annum, compounded semi-annually, on the unpaid principal amount of this Note outstanding from time to time, commencing on the date hereof. Subject to the provisions of Section 2(c) and
Section 3 hereof, the Company shall pay to the Holder semi-annually, in arrears, all accrued interest on each December 31 and June 30 during the term hereof (each such date being hereinafter referred to as an "Interest Payment Date"), beginning December 31, 1994. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which all remaining principal on this Note is paid. Interest shall accrue on any principal payment due under this Note, and, unless otherwise prohibited under applicable law, on any interest which has not been paid on the date on which it is due, until such time as payment therefor is actually delivered to the Holder.

          2.  Payment of Principal on Note.
              -----------------------------

          (a) Scheduled Payment. The Company shall repay the entire unpaid principal amount of this Note on December 31, 2001.

          (b) Optional Prepayments. Subject to the provisions of Section 3 hereof, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the
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outstanding principal amount of this Note; provided, however, that any prepayment shall first be applied to any accrued but unpaid interest.

          (c) Time of Payment. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the State of Michigan, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment.

3.  Subordination; Restrictions on Payment.
    ---------------------------------------

          (a) Anything in this Note to the contrary notwithstanding, the obligations of the Company in respect of the principal, interest, fees and charges on this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Superior Debt.

          (b) In the event that the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 90 days (collectively referred to as an "Insolvency Event"), or upon any acceleration of Superior Debt, then

          (i) the holders of Superior Debt shall be entitled to receive payment in full in cash of all principal, premium, interest, fees and charges then due on all Superior Debt (including interest, fees and charges accruing thereon after the commencement of any such proceedings) before the Holder is entitled to receive any payment on account of principal, interest or other amounts due (or past due) upon this Note, and the holders of Superior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note; and

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     (ii) any payment or distribution of assets of the Company, of any kind or character, whether in cash, property or securities, to which the Holder would be entitled except for the provisions of this Section 3(b) shall be paid or delivered by the Company directly to the holders of all Superior Debt in the manner provided in Section 3(f) below, for application in payment thereof until all Superior Debt (including interest, fees and charges accrued thereon after the date of commencement of such proceedings) shall have been paid in full in cash.

          (c) Except as permitted under the Credit Agreement, until all Superior Debt shall have been paid in full in cash, the Company shall not, directly or indirectly, make any payment of any amount payable with respect to this Note, except accrued but unpaid interest and scheduled principal payments; provided that no payment of principal or interest (whether or not accrued) or distribution of any kind with respect to this Note shall be made if there shall have occurred and be continuing or there would exist as a result of such a payment or distribution any default or event of default under any of the terms of any agreement relating to, or instrument evidencing, any Superior Debt which (whether with or without notice, lapse of time or both) would permit the holder of such Superior Debt to accelerate all or any portion of such Superior Debt (collectively, the "Blockage Events"). The Company shall use reasonable efforts to notify the Holder in writing of the occurrence of a Blockage Event; provided that, notwithstanding anything to the contrary in this Note, the failure of the Company to so notify the Holder of the occurrence of a Blockage Event shall have no effect on the obligations of the Company or the Holder during the continuance of such Blockage Event as set forth herein. Upon termination of a Blockage Event (so long as no other Blockage Event has occurred and is continuing), the Company shall resume making payments of principal when due and payments of accrued but unpaid interest pursuant to the terms and conditions of this Note.

          (d) Any amendment or modification of the terms of Section 3 of this Note shall not be effective against any Person who was a holder of Superior Debt prior to or at the time of such amendment or modification unless such holder of Superior Debt so consents.

          (e) The holders of Superior Debt may, at any time, in their discretion, renew, amend, extend or otherwise modify the terms and provisions of Superior Debt so held or exercise any of their rights under the Superior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Holder. No compromise, alteration, amendment, renewal or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or

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conditions of the Superior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Superior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Note.

          (f) If, notwithstanding the provisions of Section 3 of this Note, any payment or distribution of any character (whether in cash, securities or other property) or any security shall be received by the Holder in contravention of this Section 3 and before all the Superior Debt shall have been paid in full in cash, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to, the holders of Superior Debt or their duly appointed agents for application of payment according to the priorities of such Superior Debt and ratably among the holders of any class of Superior Debt. Such payments received by the Holder and delivered to the holders of the Superior Debt shall be deemed not to be a payment on this Note for any reason whatsoever and the indebtedness under this Note shall remain as if such erroneous payment had never been paid by the Company or received by the Holder. In the event of the failure of any Holder to endorse or assign any such payment, distribution or security, each holder of any Superior Debt is hereby irrevocably authorized to endorse or assign the same.

          (g) No present or future holder of Superior Debt shall be prejudiced in its right to enforce the provisions of Section 3 of this Note by any act or failure to act on the part of the Company.

          (h) If there shall exist (i) any Blockage Event, or (ii) any Event of Default under Section 4 below, the Holder shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note, or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note, including, without limitation, the acceleration of this Note (and if this Note has already been accelerated, the holder will, immediately upon becoming aware of the occurrence of such Blockage Event or Event of Default, reverse such acceleration), the commencement of any foreclosure on any lien or security interest, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction, unless and until the Superior Debt shall have been fully and finally paid (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion) and satisfied, unless

          (i) one or more of the holders of the Superior Debt shall have accelerated the maturity of Superior Debt in an amount in excess of $1,000,000, in which case the Holder shall

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     be entitled to accelerate the maturity hereof but shall not be entitled to take any other action described above unless otherwise permitted to do so by Section (h)(ii) below and, provided further, that the Holder acknowledges and agrees that the acceleration of this Note shall immediately be reversed if and when (A) one or more holders of Superior Debt take similar action which results in the aggregate amount of Superior Debt to be accelerated to be less than $1,000,000 or (B) such Superior Debt is fully and finally paid (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), or

         (ii) one or more of the holders of the Superior Debt shall have commenced any action or taken any judicial action to enforce their rights as provided in their respective agreements relating to, or instruments evidencing, their Superior Debt in connection with an Insolvency Event (other than an action to dismiss a proceeding commenced against the Company).

Notwithstanding the foregoing or any permissible action taken by the Holder, the Holder shall not be entitled to receive any payment in contravention of the other provisions of this Section 3, including without limitation Sections 3(b), 3(c) and 3(f). Notwithstanding anything to the contrary in this Section 3(h), the Holder may take such steps as are necessary to avoid a loss of its rights through the running of any applicable statute of limitations, or as a result of any other statute or rule which limits the time for filing claims, or making proofs of claims, or would otherwise cause a claim to be time-barred.

          (i) If any payment or distribution to which any Holder would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of Superior Debt, then and in such case and to such extent, the Holder (A) shall be entitled to receive from the holders of such Superior Debt at the time outstanding any payments or distributions received by such holders of Superior Debt in excess of the amount sufficient to pay all Superior Debt in full (whether or not then due and whether such payment was in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), (B) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be entitled to receive any and all further payments or distributions applicable to Superior Debt, and (C) following payment in full of the Superior Debt (whether in cash or such other form of consideration acceptable to the holders of Superior Debt in their sole discretion), shall be subrogated to the rights of the holders of the Superior Debt to receive distributions applicable to the Superior Debt, in each case until this Note shall have been paid in

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full in cash or such other consideration acceptable to the Holder in its sole discretion. If any Holder has been subrogated to the rights of the holders of Superior Debt due to the operation of this Section 3(i), the Company agrees to take all such reasonable actions as are requested by such Holder in order to cause such holder to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

          (j) The provisions of this Section 3 (other than paragraph 3(k) below) are solely for the purpose of defining the relative rights of the holders of Superior Debt, on the one hand, and the Holder on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the Holder, the obligations of the Company which are absolute and unconditional, to pay to the holder the principal and interest on this Note as and when they become due and payable in accordance with their terms, or is intended to or will affect the relative rights of the Holder and creditors of the Company other than the holders of the Superior Debt, nor, except as provided in this Section 3, will anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 3 of the holders of Superior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this Section 3.

          (k) Notwithstanding anything herein to the contrary, unless otherwise agreed by the holder of each Other Note, the Company shall not pay any principal or interest on this Note unless Dura Automotive Holding, Inc. and the Company shall simultaneously pay to the holder of each Other Note an equal percentage of the outstanding principal amount thereof and the same percentage of all accrued but unpaid interest thereon.

          4.   Events of Default.
               -----------------

          (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

          (i) the Company shall default in the payment of principal of this Note on the date when due, whether at maturity, by acceleration or otherwise; or

          (ii) the Company makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy,

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     reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (A) the Company by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 90 days.

          (b) Consequences of Events of Default. The provisions of this Section 4(b) are expressly subject to Section 3 hereof.

               (i) If an Event of Default has occurred and is continuing, after 20 days prior written notice to the Company, the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes. If the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding demand immediate payment of all or any portion of the Notes, the Company shall, subject to the provisions of
     Section 3 hereof, immediately pay to such holders the principal amount of the Notes requested to be paid plus accrued interest thereon.

               (ii) After 20 days prior written notice to the Company, each holder of the Note shall be entitled to exercise any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          5.   Definitions.
               -----------

          "Credit Agreement" shall mean the Credit Agreement, dated as of August 31, 1994, by and among Dura Automotive Systems, Inc., certain commercial lending institutions identified therein, and The Bank of Nova Scotia, Comerica Bank and The Chase Manhattan Bank, N.A., as Co-Agents for the Lenders, and Continental Bank, as Agent for the Lenders, as the same may be amended, modified or supplemented from time to time.

          "Debt" shall mean (i) indebtedness for money borrowed, including, without limitation, principal, interest accruing before and after any Insolvency Event, premiums, penalties, fees or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (ii) reimbursement obligations under letters of credit, bankers acceptances and similar obligations, (iii) obligations arising under guarantees executed by the Company or any of its Subsidiaries of items described in (i) and/or (ii) above, and (iv) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of the items described in (i), (ii) and/or (iii) above.

          "Other Notes" means collectively the Subordinated Promissory Notes, each dated as of the date hereof, issued by Dura Automotive Holding, Inc. to Orscheln Co. in the aggregate principal amount of $2,000,000 and by the Company to Onex Ohio Holdings, Inc. in the aggregate principal amount of $1,800,000, and each note into which any of the foregoing is divided.

          "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such partnership, association or other business entity.

          "Superior Debt" means all Debt of the Company and/or any of its Subsidiaries (other than the Debt evidenced by this Note and the Other Notes); provided that any Debt which by its terms is expressly junior to this Note shall not have the rights extended to holders of Superior Debt.

          6. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder or holders of Notes representing a majority of the aggregate principal amount of Notes then outstanding.

          7. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this

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Note shall be surrendered to the Company for cancellation and shall not be reissued.

          8. Place of Payment; Notices. Payments of principal and interest and any notice hereunder are to be made by Company check and are to be delivered to the following address:

                    J2R Corporation
                    c/o Hidden Creek Industries
                    4508 IDS Center
                    Minneapolis, MN 55402
                    Attn:  Scott D. Rued

or to such other address as specified by prior written notice to the Company. Notices sent by the Company shall be deemed received when delivered personally or one (1) day after being sent by Federal Express or other overnight carrier or five (5) days after being sent by certified or registered mail.

          9. Governing Law. All questions concerning the construction, validity and interpretation of this Note will be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

          10. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

                                 *  *  *  *  *

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          IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.



                                    MC HOLDING CORP.

                                    By  __________________________

                                    Its __________________________

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